Exhibit (r)

                        MONTGOMERY ASSET MANAGEMENT, LLC
                                MAM COLORADO, LLC
                               MAM SECURITIES, LLC
                              THE MONTGOMERY FUNDS
                             THE MONTGOMERY FUNDS II
                            THE MONTGOMERY FUNDS III


                                 CODE OF ETHICS
                                  October 2001

                                Table of Contents

I.       Introduction
II.      Persons Covered by this Code
III.     Persons Covered by Other Codes of Ethics
IV.      Pre-Approval
         1.       General Rule
         2.       Transactions Exempt from Pre-approval Requirements
         3.       Access Persons Exempt from Pre-approval Requirements
V.       Prohibited Purchases, Sales and Exceptions
         1.       General Statement of Unlawful Actions
         2.       General Prohibitions
         3.       De Minimis Exception
VI.      Additional Investment Policies
         1.       No Insider Trading
         2.       Investment Through the Funds Encouraged
         3.       No Trading
         4.       Ownership Reports and New Employees
         5.       Private Placements
         6.       Private Investment Partnerships
         7.       Trade Through Charles Schwab & Co, Inc
         8.       No Directorships
         9.       No Special Favors
         10.      Non-Cash Compensation/ Gifts
         11.      No Hot-Issues
         12.      Sharing Investment Information
VII.     Reporting
VIII.    Exceptions to Reporting Requirements and Prohibited Sales and Purchases
IX.      Compliance Review
X.       Confidentiality
XI.      Reporting
XII.     Exceptions
XIII.    Annual Certification and Acknowledgement


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Exhibit A.        Definitions
Exhibit B.        List of Exempt Exchange Traded Funds (ETFs)
Exhibit C.        List of Broad-Based Indices
Exhibit D.        Employee Training/Education Reimbursement Authorization
Exhibit E.        Personal Security Transaction Report
Exhibit F.        Annual Non-Cash Compensation Acknowledgement and Certification
Exhibit G.        Annual Employee Certification & Ownership Statement
Exhibit H.        Certification that Trading Accounts are not Access Persons
Exhibit I.        Annual Questionnaire
Exhibit J.        Certification and Acknowledgement of Receipt of Code of Ethics


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I.       INTRODUCTION

         This Code of Ethics ("Code") is designed to protect fiduciary relationships owed to the clients of Montgomery Asset Management, LLC and MAM Colorado, LLC (collectively, "MAM") and to provide a program reasonably designed to detect and prevent insider trading by the officers, trustees and employees of MAM and The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III (together, the "Funds"). The Code applies to the fiduciary relationships between MAM and each of its clients ("Clients"), including each series of the Funds.

         As registered investment companies, each Fund has an obligation to implement and maintain a meaningful policy governing the personal securities transactions of its trustees, officers, and advisory persons (collectively, "Access Persons" as defined herein). This Code of Ethics is designed to minimize conflicts of interest and the appearance of such conflicts, as well as to comply with the provisions of Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder. Section 17(j) of the 1940 Act makes it unlawful for an affiliated person of a registered investment company to engage in transactions in securities which are also held or are to be acquired by a registered investment company if such transactions are in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive, or manipulative practices.
         Section 17(j) broadly prohibits any such affiliate from engaging in any type of manipulative, deceptive, or fraudulent practice with respect to the investment company and, in furtherance of that prohibition, requires each registered investment company to adopt a written code of ethics containing provisions reasonably designed to prevent "Access Persons" from engaging in conduct prohibited by the Rule. The Rule also requires that reasonable diligence be used and procedures instituted that are designed to prevent violations of such code of ethics.
         This Code is also intended to facilitate an atmosphere within which conscientious professionals can make responsible personal investment decisions in a manner that is consistent with the fiduciary relationships that exist between MAM and its clients. As a matter of policy, this Code should not and is not intended to inhibit responsible personal investing within the boundaries reasonably necessary to protect MAM's clients. Persons covered by this Code are advised to seek advice before engaging in any personal securities transaction involving securities held or under consideration for purchase or sale by a MAM client or if a transaction directly or indirectly involves themselves and any MAM client.

         This Code of Ethics is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities law in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. The federal securities law may impose additional fiduciary obligations and trading restrictions on persons covered by this Code of Ethics. It is expected that persons covered by this Code will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility. Persons covered by this Code, therefore, are advised to seek advice whenever he or she may reasonably recognize a potential conflict of interest or the appearance of a conflict of interest.


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II.      PERSONS COVERED BY THIS CODE

         This Code of Ethics applies to all officers, members and control persons of MAM, and the Funds. This Code also applies to all persons involved in the advisory process, including portfolio managers, analysts, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that MAM is making for its clients, including employees of MAM's affiliates. All such persons shall be designated Access Persons for purposes of this Code. This Code also applies to investments by members of an Access Person's immediate family or domestic partner, unless the certification in the form of Exhibit H is completed by the Access Person and approved by a member of the Code Committee, or accounts in which an Access Person or members of his or her family or domestic partner has a beneficial interest or over which an Access Person has investment control or exercises investment discretion. Access Persons also remain fully subject to the obligations imposed by MAM's trading policies as contained in its Compliance Manual.

         The disinterested trustees of the Funds shall not be considered Access Persons solely by reason of their trusteeship.

III.     PERSONS COVERED BY OTHER CODES OF ETHICS

         Each Access Person or Advisory Person who would otherwise be covered by this Code of Ethics shall be excluded from the pre-approval, reporting and other requirements of this Code of Ethics if that Access Person or Advisory Person is subject to another organization's code of ethics which is deemed to be satisfactory to MAM.

IV.      PRE-APPROVAL

         1. General Rule. All purchases and sales (including short sales) of individual Securities or options, futures, or other derivatives thereon (defined to exclude Government Securities and other items) must be pre-approved, by a member of the Code Committee, before an order is placed. Approved trade requests must be executed within two business days of the approval date. Trades approved after 12:00 PM PST will be dated with the next business day to allow two full business days to trade. If the securities transaction is placed but has not been executed within those two days (for example, limit orders), no new authorization is necessary unless the person placing the original order amends the price and/or the quantity, or places a new order on the same security (for instance, re-entering a limit order that was cancelled by the employee's Brokerage Firm). Exceptions for the two business day execution period may be provided in unusual circumstances.

                  Before giving approval and if necessary under the terms of this Code, the person providing approval will consult (on a "no name" basis) with the appropriate portfolio managers to determine whether the proposed sale or acquisition in any way conflicts with an investment decision being contemplated or carried out on behalf of a MAM client or Fund. Access Persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process.


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         2.       Transactions Exempt from Pre-approval Requirements.

                  a. Mutual Funds. Securities issued by any registered open-end investment company.

                  b. Exchange Traded Funds (ETFs). ETFs that track broad-based indices and that have been designated by the Compliance Department as being exempt are not subject to the preclearance, 15 day blackout, and 60 day profit disgorgement provisions of the Code, but are subject to transaction reporting requirements.

                           The list of ETFs that the Compliance Department has designated as being exempt may be changed from time to time and are listed in Exbibit B to the Code. The ETFs not specifically included on this list are subject to the preclearance, 15 day blackout, 60 day profit disgorgement, prohibited transaction, and reporting provisions of the Code.

                  c. Commodities, Futures, Options on Futures, and Options on Broad-Based Indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-basedare not subject to preclearance, 15 day blackout, and 60 day profit disgorgement provisions of the Code, but are subject to the transaction reporting requirements. The options on the indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Exhibit C to the Code.

                           The options on indices that are not designated as broad-based and the options on individual securities are subject to the preclearance, 15 day blackout, 60 day profit disgorgement, prohibited transaction, and reporting provisions of the Code.

                  d. Miscellaneous. Also exempt are: securities issued by the US Government (including Government Agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act ("Government Securities"), bankers acceptances, bank certificates of deposit and commercial paper.

                           Note: Anything not specifically exempted requires pre-approval.

         3. Access Persons Exempt from Pre-approval Requirements. Senior executive officers of MAM or the Funds who have no substantive portfolio management responsibilities and who play no active role in developing MAM's investment advice and have no direct authority over Advisory Persons (i.e., executive officers on leave, executive officers in "emeritus" status, or executive officers who do not maintain offices at or actively conduct day-to-day business on MAM's premises) are not required to obtain pre-approval on their securities transactions. Such Access Persons are referred to as "Exempt Access Persons"). All such Exempt Access Persons shall represent that they will refrain from communicating with analysts and portfolio managers regarding


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                  current trading recommendations or activities. All such Exempt
                  Access Persons are reminded that exemption from the pre-approval requirement does not except them from the general reporting requirements, prohibitions, investment policies and fiduciary obligations of the Code.

V.       PROHIBITED PURCHASES, SALES AND EXCEPTIONS

         1. General Statement of Unlawful Actions. No Access Person, in connection with the purchase or sale by such person of a security held or to be acquired by a MAM client account:

                  a. shall employ any device, scheme or artifice to defraud a MAM client account;

                  b. make to a MAM client account any untrue statement of a material fact or omit to state to a MAM client account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a MAM client account; or

                  d. engage in any manipulative practice with respect to a MAM client account.

         2. General Prohibitions. No approval will be given for proposed transactions that violate the following rules, subject to the exceptions given below. No Access Person shall purchase or sell (including short sales and derivatives on individual securities), directly or indirectly, any security in which he or she has, or by such transaction acquires, any direct or indirect Beneficial Ownership, which security at the time of such purchase or sale:

                  a. is being considered for purchase or sale by a MAM client account within the next 7 calendar days;

                  b. was purchased or sold by a MAM client account within the most recent 7 calendar days; or

                  c.       is being purchased or sold by a MAM client account.

                  All Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same security within 60 calendar days. Regarding options, employees will not be permitted to purchase any option that expires before 60 days from the date of purchase. Therefore, Access Persons will be required to disgorge the profits, if any, from such transactions. The disgorged amount will be given to a charity chosen by the Code Committee. Additionally, no Access Person shall engage in a transaction, directly or indirectly, that involves an opportunity that a client could utilize, unless a member of the Code Committee has confirmed, on behalf of clients, that clients do not wish to take advantage of the opportunity and approves such transaction.


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                  These restrictions shall continue to apply until the
                  recommendation has been rejected or any authorization to buy or sell has been completed or canceled. Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of strictest confidence.

                  These restrictions shall not apply to purchases and sales of securities by Exempt Access Persons provided such persons had no actual knowledge of any MAM client account activity at the time of such purchase or sale.

         3. De Minimis Exception. Approval will be granted for de minimis trades as long as the security is not currently being purchased or sold by a MAM client account and if the security meets one of the requirements, as defined herein. De minimis trades are those involving:

                  a. 1,000 shares or less of a security listed in a broad-based securities index (chosen from time to time by the Code Committee with certain minimum trading volume requirements); or

                  b.       $100,000 face value of fixed income securities.

                  Requests for approval of the purchase or sale of greater than 1,000 shares must be made simultaneously and may be denied under the general rule described above. De minimis trades are exempt from the 7-day look-back and look-forward, but are subject to pre-approval, 60-day disgorgement, and transaction reporting provisions of this Code.

                  The de minimis exception above is not available to equity investment personnel (including traders, analysts, portfolio managers, members of the Portfolio Research Group, members of the Legal & Compliance Department, and support staff of the aforementioned).

                  In general, the restrictions noted herein shall not apply to purchases or sales of securities which receive the prior approval of the Code Committee where the committee has determined that such purchases or sales are only remotely potentially harmful to any client account, where they would be very unlikely to affect a highly institutional market or where they are clearly not related economically to the securities to be purchased, sold or held by a client account.

VI.      ADDITIONAL INVESTMENT POLICIES

         1. No Insider Trading. Access Persons are prohibited from trading in or recommending that others trade in securities on the basis of material non-public information about the issuers of such securities. Access Persons who obtain confidential information about a security should contact MAM's General Counsel or Chief Compliance Officer immediately. MAM will not provide any assistance to an individual who has acted improperly with regard to confidential information about securities. If you have any doubt as to whether you may trade particular securities or recommend particular securities for purchase or sale, you should seek advice before you trade or make such a recommendation.


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         2.       Investment Through the Funds Encouraged. All Access Persons
                  are encouraged to make personal investments exclusively through the Funds or other open end mutual funds, and to limit their investments in individual securities to open end mutual funds or to Government Securities. No prior approval is needed to make such investments.

         3. No Trading. Access Persons are expected to take all individual security positions for long-term investment purposes. Securities trading, as distinct from investment, is discouraged.

         4. Ownership Reports and New Employees. Access Persons who are new employees of MAM shall submit the forms attached as Exhibit G, H, and J disclosing current security holdings within 10 days of their employment commencement, transfer all relevant accounts to Charles Schwab & Co, Inc. within 30 days and shall subsequently follow this Code of Ethics in receiving approvals to liquidate or add to their security positions. The report must contain all securities for which the Access Persons has Beneficial Ownership.

         5. Private Placements. Investments in private placements and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of MAM's clients. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same as the terms available to other similarly situated private investors, and that the Access Person does not have any specific knowledge of an imminent public offering or any material non-public information about the issuer. It is expected that any investment in a private placement or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by a MAM client and is, in fact, purchased by such client, any Access Person who owns the security will be expected to continue to hold such security for at least six months following its public offering.

         6. Private Investment Partnerships. Just as investments through mutual funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, MAM likewise encourages Access Persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, prior approval must be obtained before buying or selling any private investment partnerships.

         7. Trade Through Charles Schwab & Co., Inc. All Access Persons are strongly encouraged to execute all of their securities transactions through Charles Schwab & Co., Inc. ("Schwab") (unless Schwab cannot execute the trade and/or custody the securities). Accounts with other brokerage firms should not be maintained unless


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                  specific written approval regarding the maintenance of such accounts has been given by one of the persons on the Code Committee. All brokers other than Schwab that maintain accounts for MAM Access Persons shall be instructed to provide duplicate statements and confirmations of all transactions to MAM and it shall be the responsibility of the Access Person to ensure that MAM receives such duplicate statements and confirmations.

         8. No Directorships. No Access Person may serve on the board of directors for any private or public operating company without prior written approval from the Code Committee. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Access Persons should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees). This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for MAM's clients and the Funds. Access Persons serving on boards or committees of operating companies may obtain material non-public information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to MAM's clients and the Funds.

         9. No Special Favors. It goes without saying that no Access Person may purchase or sell securities on the basis of material non-public information or in reciprocity for allocating brokerage, buying securities in MAM's client, or any other business dealings with a third party. Information on or access to personal investments as a favor for doing business on behalf of MAM's clients - - regardless of what form the favor takes - - is strictly prohibited. The appearance of a "special favor" is also sufficient to make a personal transaction prohibited under this Code.

         10. Non-Cash Compensation/Gifts. Access Persons may not accept a gift of cash or cash equivalent (i.e., gift certificates) in ANY amount, and under no circumstances may an Access Person solicit a gift from a vendor. However, Access Persons may accept or give gifts under the following exceptions:

                  a. an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or volume of trades and does not exceed an annual amount per Access Person or other person of $100 per vendor;

                  b. payment or reimbursement in connection with meetings held for the purpose of training or education of Access Persons or other persons provided that:

                           (i) (in the case of Access Persons only) Access Persons obtain MAM's written approval by submission of the form attached as Exhibit D to attend the meeting and (in the case of Access Persons and other persons) attendance by Access Persons or other persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a Non-Cash Compensation arrangement;


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                           (ii)     the location is appropriate for the purpose
                                    of the meeting;

                           (iii) the payment or reimbursement is not applied to the expenses of guests of the Access Person or other person; and

                           (iv)     the payment or reimbursement is not
                                    preconditioned on the achievement of a sales target or volume of trades.

                  The NASD requires gifts to be reported to the firm. Except as noted below, employees must report annually all gifts given to or accepted from vendors. Employees are NOT required to report the following:

                  a. usual and customary promotional items given to or received from vendors (i.e., hats, pens, T-shirts, and similar items marked with a firm's logo);

                  b.       items donated to charity via the Code Committee; or

                  c. food items consumed on the firm's premises (i.e., candy, popcorn, etc.)

         11. No Hot-Issues. No Access Person may purchase or receive a hot issue in any of his or her accounts, including any accounts in which the Access Person has a beneficial interest.

         12. Sharing Investment Information. Specific information concerning MAM client portfolio holdings shall not be made available to authorized companies, including Commerzbank AG; however, such information may be provided to the MAM Steering Committee or in the ordinary course of client service, marketing, or regulatory filings.

                  MAM investment personnel are also permitted to share and receive general economic as well as company specific research (regardless of whether MAM clients hold the security or not) with other members of Commerzbank AG's asset management entities worldwide. However, information concerning MAM's current investment decisions and recommendations must not be made available to other such entities prior to execution or for a reasonable period of time (15 days) after execution of such decisions or recommendations unless such information is being provided subject to a written agreement between MAM and the relevant entity.

VII.     REPORTING

         1. Subject to the exceptions set forth below, every Access Person shall report to MAM the information described in subsection 2 below with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership in the securities.

         2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall be on the form attached hereto as Exhibit E or on a form that contains substantially the same


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                  information (i.e., a brokerage confirmation statement) and shall contain the following information:

                           a. the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           c.       the price at which the transaction was
                                    effected; and

                           d. the name of the broker, dealer or bank with or through which the transaction was effected.

         3. Any such report may contain a statement that making such report should not be construed as an admission that an Access Person has any direct or indirect Beneficial Ownership in the security to which the report relates.

         4. Copies of bank statements or broker's advice containing the information specified in subsection 2 above may be attached to the report instead of listing the transactions.

VII.     EXCEPTIONS TO REPORTING REQUIREMENTS AND PROHIBITED SALES AND PURCHASES

         1. Notwithstanding any other provision of this Code, an Access Person need not make a report:

                  a. With respect to transactions effected for any account over which such person does not have any direct or indirect influence (note that this does not modify the definition of Access Person); or

                  b. Where the purchase or sale of securities involves a trustee of any Fund who is not an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of the Fund, provided such trustee neither knew nor, in the ordinary course of fulfilling his or her duties as a trustee, should have known that during the 7-day period immediately preceding or after the date of the transaction such security was under consideration for purchase or sale (or was purchased or sold) by any Fund of MAM.

         2. The reporting provisions and prohibitions on sales and purchases contained in this Code also shall not apply to:

                  a. Purchases or sales of securities which are non-volitional on the part of either the Access Person or the relevant Fund (e.g., receipt of gifts);

                  b. Purchases of securities which are part of an automatic dividend reinvestment plan; or


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                  c.       Purchases of securities effected upon the exercise of
                           rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and the sales of such rights so acquired.

IX.      COMPLIANCE REVIEW

         A designated compliance associate shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of each MAM client to determine whether a violation of this Code of Ethics may have occurred. No person shall review his or her own report.

         The designated compliance associate shall provide a report for review by the Code Committee to determine whether a violation of the Code has been committed.

         Annually the Code Committee may request and review duplicate brokerage account statements of those persons who would be Access Persons absent eligibility for the exemption in Section I to determine if personal transactions violated confidential or proprietary information with respect to MAM's client accounts. Material violations of the Code that involve the Funds shall be reported to the Fund's Board of Trustees at their next regularly scheduled meeting.

X.       CONFIDENTIALITY

         All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

XI.      REPORTING

         An annual written report will be provided to the Fund's Board of Trustees by MAM's Code Committee, describing any material issues that arose during the previous year under the Code. In addition, the Board of Trustees will certify that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Any material changes to the Code must be approved by the Fund's Board of Trustees within six months of such changes.

XII.     EXCEPTIONS

         Exceptions to the requirements contained in this Code will be permitted only in unusual circumstances. Any exception must be documented and approved by the Code Committee.

XIII.    ANNUAL CERTIFICATION AND ACKNOWLEDGEMENT

                  Annually, within 30 days after the calendar year, each Access Person shall re-certify in writing, his or her receipt and familiarity with this Code of Ethics, attached hereto as Exhibit J. This includes reporting all brokerage accounts, outside affiliations, a certification regarding insider information, completing the annual questionnaire and completing the disclosure of non-cash compensation and gifts.


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Exhibit A
---------


Definitions

"Access Person" means any officer, trustee or Advisory Person of a Fund or Funds and certain members of the Steering Committee, if any, for MAM who have regular access to information about portfolio transactions for MAM clients. For purposes of this Code of Ethics, Access Persons also include members of such person's immediate family or within the same household (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of an Access Person); accounts in which an Access Person or an Access Person's immediate family members or domestic partner have a beneficial interest; or accounts over which an Access Person has investment control or exercises investment discretion (e.g., a trust account).

         Exemption. If an officer, trustee or Advisory Person of a Fund or a Trust and certain members of the Steering Committee, who otherwise would be deemed an Access Person for purposes of this Code of Ethics, certifies in writing, using the form attached as Exhibit H, to any one of the persons on the Code Committee that (i) such Access Person does not influence the investment decisions for any specified account of such Access Person's immediately family member or members (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Access Person), (ii) such Access Person is not a joint account holder of the specified account, (iii) such immediate family member or members or domestic partner making the investment decisions for such account do not make such decisions, in whole or in part, upon information that such Access Person has provided and (iv) such Access Person has not provided any confidential or proprietary information respecting MAM, the Trusts and/or any series of the Trusts to a member or members of the Access Person's immediately family or to the Access Person's domestic partner, any one of the persons on the Code Committee may, in his or her discretion, determine that such an account is not an Access Person for purposes of this Code of Ethics. In addition, completion of Exhibit H will allow MAM, under its discretion, to request duplicate statements of such accounts.

"Advisory Person" means any employee of the Funds or its investment adviser or any company in a control relationship to the Funds, who in connection with his, her or its regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a series of a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Funds or their investment adviser who obtains information concerning the recommendations made to a Fund with regard to the purchase or sale of a security.

Advisory Persons include officers, members and control persons of MAM and the Funds, as well as all persons involved in the advisory process, including portfolio managers, analysts, traders, employees whose duties or functions involve them in the investment process, and any employee (including employees of MAM's affiliates) who obtains information concerning the investment decisions that MAM is making for its clients.

A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities which an Access Person has or acquires.

"Cash Compensation" means any discount, concession, fee, service fee, commission, asset-based sales charge, loan, override or cash employee benefit received in connection with the sale and distribution of shares of a Fund or the offering of MAM's services.

"Code Committee" shall be comprised of the President, General Counsel, Chief Compliance Officer or a designee approved by one of the above. The Code Committee shall meet periodically to review matters related to the Code, including modifications, exceptions, violations and sanctions.

"Control" means the power to exercise a controlling influence over the management or policies of any Fund, unless such power is solely the result of an official position with such Fund as further defined in Section 2(a)(9) of the 1940 Act.

"Hot-issue" is defined as securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins.

"Non-Cash Compensation" means any form of compensation received in connection with the sale and distribution of shares of a Fund or the offering of MAM's services that is not Cash Compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

"Securities" or "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States (including Government agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act ("Government Securities"), bankers acceptances, bank certificates of deposit and commercial paper. Securities also shall include futures, options and other derivatives, as well as exchange-traded funds.

APPENDIX B
----------


Broad Based Exchange Traded Funds:(1_

1)  Nasdaq 100 Index Tracking Stock - QQQ
2)  Diamonds Trust Series 1 - DIA
3)  MidCap SPDR Trust Series 1 - MDY
4)  SPDR Trust Series 1 - SPY
5)  Fortune 500 Index Tracking Stock - FFF
6)  IShares Dow Jones U.S. Total Market Index Fund - IYY
7)  IShares S&P Global 100 Index Fund - IOO
8)  IShares S&P MidCap 400/BARRA Growth - IJK
9)  IShares S&P MidCap 400 Index Fund - IJH
10) IShares S&P MidCap 400/BARRA Value - IJJ
11) IShares S&P SmallCap 600 Index Fund - IJR
12) IShares S&P 500 Index Fund - IVV
13) IShares S&P 500/BARRA Value Index Fund - IVE
14) IShares S&P 500/BARRA Growth Index Fund - IVW
15) IShares Russell 1000 Growth Index Fund - IWF
16) IShares Russell 1000 Index Fund - IWB
17) IShares Russell 1000 Value Index Fund - IWD
18) IShares Russell 2000 Growth Index Fund - IWO
19) IShares Russell 2000 Index Funds - IWM
20) IShares Russell 2000 Value Index Fund - IWN
21) IShares Russell 3000 Growth Index Fund - IWZ
22) IShares Russell 3000 Index Fund - IWV
23) IShares Russell 3000 Value Index Funds - IWW
24) IShares Small Cap 600/BARRA Growth Index Funds - IJT
25) IShares Small Cap 600/BARRA Value Index Funds - IJS
26) StreetTRACKS Dow Jones Global Titans Index Funds - DGT
27) StreetTRACKS Dow Jones U.S. Large Cap Growth Index Funds - ELG
28) StreetTRACKS Dow Jones U.S. Large Cap Value Index Funds - ELV
29) StreetTRACKS Dow Jones U.S. Small Cap Growth Index Funds - DSG
30) StreetTRACKS Dow Jones U.S. Small Cap Value Index Funds - DSV
31) Vanguard Total Stock Market VIPERS - VTI
32) IShares Russell MidCap Growth Index Funds - IWP
33) IShares Russell MidCap Index Funds - IWR
34) IShares Russell MidCap Value Index Funds - IWS
35) IShares MSCI EAFE - EFA
36) IShares MSCI EMU Index Funds - EZU
37) IShares S&P Europe 350 - IEV




----------
1   Only the Exchange Listed Funds (ETFs) included in this list are exempt from the pre-approval requirements of the MAM Code.

EXHIBIT C
---------


List of Broad Based Indices:


US Markets

    o   Dow Industrials
    o   S&P 500
    o   NASDAQ
    o   Any standard Russell index, i.e. not the value or growth subsets


Non-US Markets

    o   MSCI World
    o   MSCI EAFE
    o   MSCI Emerging Markets
    o MSCI All Country World indices (any of several versions that exclude individual countries, for example, All Country World ex-US)

EXHIBIT D
---------


Montgomery Asset Management, LLC

Employee Training/Education Reimbursement Authorization


------------------------------------------       -------------------------------
Employee Name                                    Name of Meeting or Event


------------------------------------------       -------------------------------
Location of Meeting or Event                     Meeting or Event Sponsor


I certify that attendance at this meeting or event is in compliance with the following rules:

    a. Attendance is not preconditioned on achievement of sales targets or a certain volume of trades, or any other incentives pursuant to a non-cash compensation arrangement.

    b. The location of this event is appropriate (e.g., a resort or other location suitable for corporate events) for the purpose of the meeting.

    c. No payment or reimbursement will be applied to the expenses of spouses or guests of the access person.

    d. No payment or reimbursement is preconditioned on the achievement of sales targets or a certain volume of trades.

    e.  Approximate value of payment or reimbursement to access person: $
                                                                         -----

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.



------------------------------------------       -------------------------------
Employee Signature                               Date


Approved:             Yes [__]    No [__]


------------------------------------------       -------------------------------
Member of the Code Committee                     Date

EXHIBIT E
---------


Montgomery Asset Management, LLC

Personal Security Transaction Report

A brokerage statement containing the same information may be submitted in lieu of this Report.



                                          For Quarter Ending:  Select Here, 2000
----------------------------------        --------------------------------------
Name


There were NO securities transactions reportable by me during the above quarter, except those listed below. Note: All transactions are reportable (regardless of size) except purchases and sales of shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit and commercial paper. Bank or brokers statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side. If the transaction is not a sale or purchase, mark it with a cross and explain the nature of each account in which the transaction took place, i.e., personal, wife, children, charitable trust, etc.

PURCHASES

                                    Amount/No.                                    Nature            Reviewing
                                      of                                            of              Officers
Date             Security            Shares          Price         Broker         Account           Initials
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                (Use the tab key to move from cell to cell, creating additional rows if necessary.)




SALES

                                    Amount/No.                                    Nature            Reviewing
                                      of                                            of              Officers
Date             Security            Shares          Price         Broker         Account           Initials
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                (Use the tab key to move from cell to cell, creating additional rows if necessary.)



Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.



----------------------------------        --------------------------------------
Employee Signature                        Date

EXPLANATORY NOTES

This report must be filled quarterly by the 10th day of the month following the end of the quarter and cover all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no interest or control over it) and non-client accounts over which you act in an advisory or supervisory capacity.

[___] Initial this box if you wish to claim that the reporting of the account of the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

    EXHIBIT F
    ---------


    Montgomery Asset Management, LLC

    Annual Non-Cash Compensation Acknowledgement and Certification

    Instructions: Complete all sections of form. If not applicable, please indicate N/A or None.

    I hereby acknowledge and certify that I understand the rules and procedures under the Montgomery Asset Management Code of Ethics regarding Non-Cash Compensation and Gifts.

    I further certify that during the last twelve months I have not directly or indirectly accepted or made payments or offers of payments of any non-cash compensation, except for:

1) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or volume of trades and does not exceed an annual amount per access person or other person of $100 per vendor; and

2) payment or reimbursement in connection with meetings held for the purpose of training or education of access persons or other persons provided that:

    a. the access person has obtained MAM's written approval to attend the meeting and (in the case of access persons and other persons) attendance by access persons or other persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a non-cash compensation arrangement;

    b.  the location is appropriate for the purpose of the meeting;

    c. the payment or reimbursement is not applied to the expenses of guests of the access person or other person; and

    d. the payment or reimbursement is not preconditioned on the achievement of a sales target or volume of trades.

    Report all gifts given or received below (you are not required to report the usual or customary promotional items such as hats, pins, t-shirts, and similar items marked with a firm's logo):



    ----------------------------------------------------------------------------------------------------------------------
    Date              Gift Description                         From whom received or to whom given
                                                           Name/Organization                           Est. Value
    ----------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------
                       (Use the tab key to move from cell to cell, creating additional rows if necessary.)



    Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

    The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.



----------------------------------
Employee Name (Please Print)

----------------------------------        --------------------------------------
Employee Signature                        Date

EXHIBIT G
---------


Montgomery Asset Management, LLC

Annual Employee Certification & Ownership Statement

Instructions: Complete all sections of form. If not applicable, please indicate N/A or None. Account numbers are required for Schwab accounts so that we can verify that all your accounts are linked to the MAM house account. Incomplete forms will be returned!

New MAM employees must submit a completed list of all security holdings and a copy of the most recent account statements for each account listed below within 10 days of their employment commencement. Charles Schwab Accounts

1.
    ----------------------------------------------------------------------------
    Account Name

    ----------------------------------------------------------------------------
    Account Number

2.
    ----------------------------------------------------------------------------
    Account Name

    ----------------------------------------------------------------------------
    Account Number

Outside Accounts (All other brokerage accounts holding securities or mutual funds)

1.
    ----------------------------------------------------------------------------
    Account Name

    ----------------------------------------------------------------------------
    Account Number

    ----------------------------------------------------------------------------
    Brokerage Firm

    Are statements with confirms being sent to Compliance?   Yes [__]   No [__]

2.
    ----------------------------------------------------------------------------
    Account Name

    ----------------------------------------------------------------------------
    Account Number

    ----------------------------------------------------------------------------
    Brokerage Firm

    Are statements with confirms being sent to Compliance?   Yes [__]   No [__]
Accounts Managed by Investment Advisors


    ----------------------------------------------------------------------------
    Name of Advisor


    ----------------------------------------------------------------------------
    Account Name/Number

    Are statements with confirms being sent to Compliance?   Yes [__]   No [__]
Partnerships (Limited and General)


    ----------------------------------------------------------------------------
    Account Name
    Are you a limited or general partner?                                Yes [__]   No [__]
    Can you make or influence securities investments by the partnership? Yes [__]   No [__]
    Are statements with confirms being sent to Compliance?               Yes [__]   No [__]

Private Placements or Stock Certificates Not Held at Schwab

    ----------------------------------------------------------------------------
    Security Name
    [__]  Private Placement or [__] Stock Certificate (select one)


    ----------------------------------------------------------------------------
    Acquisition Date

Outside Affiliations
1.  Other businesses in which I am engaged (i.e, take an active role):
    (I understand that if I am hired or begin to take an active role in another business or firm other than MAM, it is my responsibility to inform the appropriate MAM personnel immediately.)


    ------------------------------               -------------------------------
    Name of Business                             Role


    ------------------------------               -------------------------------
    Name of Business                             Role


2.  Entities by which I am employed or receive compensation:


    ------------------------------               -------------------------------
    Name of Entity                               Affiliation or Title


    ------------------------------               -------------------------------
    Name of Entity                               Affiliation or Title


3. Business Organizations in which I am an officer, director, partner, or employee:

                                                     Public Co. Yes [__] No [__]
    ----------------------  -----------------------
    Name of Entity          Affiliation or Title

                                                     Public Co. Yes [__] No [__]
    ----------------------  -----------------------
    Name of Entity          Affiliation or Title

4.  Describe interests in any securities, financial or kindred business:

    ----------------------------------------------------------------------------


5.  Do you own a significant position in any publicly-held company's securities?
    Describe:


    ----------------------------------------------------------------------------


Insider Disclosure
Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, domestic partner, children and who are directly or indirectly dependents) an executive officer, director, or 5% or greater stockholder of a public company? (Please note that disclosing this information does not impact any existing employment.)


    ------------------------------               -------------------------------
    Name of family member                        Relationship


    ------------------------------               -------------------------------
    Name of Entity                               Affiliation or Title


    ------------------------------               -------------------------------
    Name of family member                        Relationship


    ------------------------------               -------------------------------
    Name of Entity                                          Affiliation or Title



Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.


----------------------------------
Employee Name (Please Print)



----------------------------------               -------------------------------
Employee Signature                               Date

EXHIBIT H
---------


Montgomery Asset Management, LLC

Certification that Trading Accounts are not Access Persons

Instructions: Complete all sections of form. If not applicable, please indicate N/A or None.

I, Insert name, certify that with respect to the following account(s) for which a member or members of my immediate family or within the same household (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Access Person) have a beneficial interest, (i) I am not a joint account holder of such account(s), (ii) I neither have investment control nor investment discretion over such account(s), (iii) a member or members of my immediate family or my domestic partner making the investment decisions for such account(s) do not make such decisions, in whole or in part, upon information that I have provided, and (iv) I have not provided any confidential or proprietary information respecting MAM, the Trusts and/or the Funds to a member or members of my immediate family or to my domestic partner.

I also certify that any new account information or changes to the information disclosed below will be promptly provided to the Legal & Compliance department by submission of this form. Brokerage accounts holding securities or mutual funds for the benefit of the undersigned's immediate family member (s) or domestic partner:

1.
    ----------------------------------------------------------------------------
    Account Name


    ----------------------------------------------------------------------------
    Account Number


    ----------------------------------------------------------------------------
    Name of Brokerage Firm

    Person(s) having investment control or exercising investment discretion over the above account:


    ------------------------------               -------------------------------
    Name                                         Relationship


    ------------------------------               -------------------------------
    Name                                         Relationship


2.
    ----------------------------------------------------------------------------
    Account Name


    ----------------------------------------------------------------------------
    Account Number


    ----------------------------------------------------------------------------
    Name of Brokerage Firm

    Person(s) having investment control or exercising investment discretion over the above account:

    ------------------------------               -------------------------------
    Name                                         Relationship


    ------------------------------               -------------------------------
    Name                                         Relationship


Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.


--------------------------------------------------------------------------------
Employee Signature                               Date


By my signature below, I hereby give my consent to allow Montgomery Asset Management, LLC to request, if necessary, duplicate statements of my brokerage accounts listed above.


--------------------------------------------------------------------------------
Family Member or Domestic Partner Signature                                 Date



--------------------------------------------------------------------------------
Family Member or Domestic Partner Signature                                 Date


Approval granted? Yes [__] No [__]


----------------------------------               -------------------------------
Member of the Code Committee                     Date

EXHIBIT I
---------


Montgomery Asset Management, LLC

Annual Questionnaire

Instructions: Please respond to all the questions and requested information. If the answer to any of the following questions is 'yes', please advise MAM's General Counsel. Complete written details of all events or proceedings must be disclosed for regulatory purposes.

    Criminal Disclosure

o   Have you ever:

     a)   been convicted of or pled guilty or nolo              [__] Yes [__] No
          contendere ("no contest") in a domestic, foreign, or military court to any felony?

     b)   been charged with any felony?                         [__] Yes [__] No

o Based upon activities that occurred while you exercised control over it, has an organization ever:

     a)   been convicted of or pled guilty or nolo              [__] Yes [__] No
          contendere ('no contest') in a domestic or foreign court to any felony?

     b)   been charged with any felony?                         [__] Yes [__] No

o   Have you ever:

     c)   been convicted of or pled guilty or nolo              [__] Yes [__] No
          contendere ("no contest") in a domestic, foreign or military court to a misdemeanor involving:
          investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

     d)   been charged with a misdemeanor specified in 3(a)?    [__] Yes [__] No

o Based upon activities that occurred while you exercised control over it, has an organization ever:

     e)   been convicted of or pled guilty or nolo              [__] Yes [__] No
          contendere ("no contest") in a domestic or foreign court to a misdemeanor specified in 3(a)?

     f)   been charged with a misdemeanor specified in 3(a)?    [__] Yes [__] No

    Regulatory Disciplinary Actions

o Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

     g)   found you to have made a false statement or           [__] Yes [__] No
          omission?

     h)   found you to have been involved in a violation of     [__] Yes [__] No
          its regulations or statutes?

     i)   found you to have been a cause of an                  [__] Yes [__] No
          investment-related business having its
          authorization to do business denied, suspended, revoked, or restricted?

     j)   entered an order against you in connection with       [__] Yes [__] No
          investment-related activity?

     k)   imposed a civil money penalty on you, or ordered      [__] Yes [__] No
          you to cease and desist from any activity?

o Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

     l)   found you to have made a false statement or           [__] Yes [__] No
          omission or been dishonest, unfair or unethical?

     m)   found you to have been involved in a violation of     [__] Yes [__] No
          investment-related regulation(s) or statute(s)?

     n)   found you to have been a cause of an                  [__] Yes [__] No
          investment-related business having its
          authorization to do business denied, suspended, revoked or restricted?

     o)   entered an order against you in connection with an    [__] Yes [__] No
          investment-related activity?

     p)   denied, suspended, or revoked your registration or    [__] Yes [__] No
          license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?

o   Has any self-regulatory organization or commodities exchange ever:

     q)   found you to have made a false statement or           [__] Yes [__] No
          omission?

     r)   found you to have been involved in a violation of     [__] Yes [__] No
          its rules (other than a violation designated as a "minor rule violation" under a plan approved by the U.S. Securities and Exchange Commission)?

     s)   found you to have been the cause of an                [__] Yes [__] No
          investment-related business having its
          authorization to do business denied, suspended, revoked or restricted?

     t)   disciplined you by expelling or suspending you        [__] Yes [__] No
          from membership, barring or suspending your association with its members, or restricting your activities?

o Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?

o Have you been notified, in writing, that you are now the subject of any:

     u)   regulatory complaint or proceeding that could         [__] Yes [__] No
          result in a "yes" answer to any part of 5, 6 or 7?

     v)   investigation that could result in a "yes" answer     [__] Yes [__] No
          to any part of 1, 2, 3, 4 or 5?

    Civil Judicial Actions

o   Has any domestic or foreign court ever:

     w)   enjoined you in connection with any                   [__] Yes [__] No
          investment-related activity?

     x)   found that you were involved in a violation of any    [__] Yes [__] No
          investment-related statute(s) or regulation(s)?

     y)   dismissed, pursuant to a settlement agreement, an     [__] Yes [__] No
          investment-related civil action brought against you by a state or foreign financial regulatory authority?

o   Are you named in any pending investment-related civil       [__] Yes [__] No
    action that could result in a 'yes' answer to any part of 10?

    Customer Complaints

o Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which: o

     z)   is still pending, or;                                 [__] Yes [__] No

     aa)  resulted in an arbitration award or civil judgment    [__] Yes [__] No
          against you, regardless of amount, or;

     bb)  was settled for an amount of $10,000 or more?         [__] Yes [__] No

o   Have you ever been the subject of an investment-related,    [__] Yes [__] No
    consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

o Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which: o

     cc)  alleged that you were involved in one or more         [__] Yes [__] No
          sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

     dd)  alleged that you were involved in forgery, theft,     [__] Yes [__] No
          misappropriation or conversion of funds or securities?

    Terminations

o Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of: o

     ee)  violating investment-related statutes,                [__] Yes [__] No
          regulations, rules, or industry standards of conduct?

     ff)  fraud or the wrongful taking of property?             [__] Yes [__] No

     gg)  failure to supervise in connection with               [__] Yes [__] No
          investment-related statutes, regulations, rules or industry standards of conduct?

    Financial

o   Within the past 10 years:

     hh)  have you made a compromise with creditors, filed a    [__] Yes [__] No
          bankruptcy petition or been the subject of an involuntary bankruptcy petition?

     ii)  based upon events that occurred while you             [__] Yes [__] No
          exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

     jj)  based upon events that occurred while you             [__] Yes [__] No
          exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?

o   Has a bonding company ever denied, paid out on, or          [__] Yes [__] No
    revoked a bond for you?

o   Do you have any unsatisfied judgments or liens against      [__] Yes [__] No
    you?



Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.


----------------------------------               -------------------------------
Employee Name (Please Print)                     Employee Signature


----------------------------------               -------------------------------
Current Residential Address                      Date
(No PO Boxes)


----------------------------------
Address continued


----------------------------------
City, State Zip

EXHIBIT J
---------


Montgomery Asset Management, LLC

Certification and Acknowledgment of Receipt of Code of Ethics

I acknowledge and certify that I have received a copy of the Montgomery Asset Management, LLC Code of Ethics. I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code of Ethics and to abide by those policies and procedures.

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.


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Employee Name (Please Print)                     Employee Signature


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                                                 Date


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                                FERRO CAPITAL LLC


                                 CODE OF ETHICS

                                  January 2002

I.   INTRODUCTION

This Code of Ethics (the "Code") has been adopted by Ferro Capital LLC ("Ferro Capital"), a registered investment adviser, in order to satisfy the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") as applicable to Ferro Capital. As of the date hereof, Ferro Capital provides investment advice solely with respect to investments in interests in private investment funds ("Hedge Fund Interests").

As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons serving as individual general partners of registered investment companies ( "RICs"), who comprise the boards of RICs, and persons who are directors, partners, officers and advisory employees of investment advisers to RICs may engage in any acts, practices or courses of business in connection with the purchase or sale, directly or indirectly, by such persons of any Security held or to be acquired by a RIC as are fraudulent, deceptive or manipulative. As it relates to Section 204A of the Advisers Act, the purpose of this Code is to establish procedures that, taking into consideration the nature of Ferro Capital's business, are reasonably designed to prevent the misuse of material, non-public information in violation of the federal securities laws by Ferro Capital or persons associated with Ferro Capital.

Accordingly, all Access Persons (as defined in Exhibit A hereto) and all other officers and employees of Ferro Capital (collectively, "FC Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

This Code of Ethics is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities law in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company and affiliated persons of an investment adviser on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between a registered investment company and affiliated persons of an investment adviser. The federal securities law may impose additional fiduciary obligations and trading restrictions on persons covered by this Code. It is expected that persons covered by this Code will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility. Persons covered by this Code, therefore, are advised to seek advice whenever he or she may reasonably recognize a potential conflict of interest or the appearance of a conflict of interest.


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II.  PERSONS COVERED BY OTHER CODES OF ETHICS

Each FC Employee who would otherwise be covered by this Code of Ethics shall be excluded from the pre-approval, reporting and other requirements of this Code of Ethics if that FC Employee is subject to another organization's code of ethics which is deemed to be satisfactory to Ferro Capital.


III. PROHIBITED PURCHASES, SALES AND EXCEPTIONS

1. General Statement of Unlawful Actions. No FC Employee, in connection with the purchase or sale by such person of a Security (as defined in Exhibit A hereto) held or to be acquired by a Ferro Capital Client:

     a) shall employ any device, scheme or artifice to defraud a Ferro Capital Client;

     b) make to a Ferro Capital Client any untrue statement of a material fact or omit to state to a Ferro Capital Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Ferro Capital Client; or

     d) engage in any manipulative practice with respect to a Ferro Capital Client.

2. No Insider Trading. No FC Employee may purchase or sell a Security, either personally or on behalf of any other person or account (including any Client), while in possession of material, non-public information concerning that Security or the issuer thereof, or communicate material, non-public information to others in violation of the Advisers Act or the Securities Exchange Act of 1934, or the rules or regulations thereunder. FC Employees who believe they may be in possession of material, non-public information concerning a Security or the issuer thereof must contact Ferro Capital's Code Committee prior to purchasing or selling the Security or disclosing the information to any person. The Code Committee will determine whether the information is material and non-public and, if so, what actions, if any, should be taken.


IV.  PRE-APPROVAL OF SECURITIES TRANSACTIONS

1.   General Rule.

     a) All purchases and sales by FC Employees of Hedge Fund Interests must be pre-approved by a member of the Code Committee before an order is placed.

     b) All purchases and sales (including short sales) by Access Persons of individual Securities (including but not limited to Hedge Fund Interests) or options, futures, or other derivatives thereon (defined to exclude Government Securities and other items) must be pre-approved by a member of the Code Committee before an order is placed.


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2.   Exempted Securities. For purposes of this policy, as set forth in Exhibit A hereto the definition of "Security" DOES NOT INCLUDE shares of registered open end investment companies, securities issued by the Government of the United States (including Government agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act ("Government Securities"), bankers acceptances, bank certificates of deposit and commercial paper.

3.   Time of Clearance.

     a) A person may pre-clear a trade only where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for a person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, a person may not simultaneously request pre-clearance to buy and sell the same Security.

     b) A pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to the Code Committee. Accordingly, if a person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if the Code Committee was aware of such facts or circumstances, the person shall be required to so advise the Code Committee and obtain a new pre-clearance before proceeding with such transaction.


          Note: Anything not specifically exempted requires pre-approval.


V.   REPORTING OF ACCESS PERSON SECURITIES TRANSACTIONS

1. Subject to the exceptions set forth below, every Access Person shall report to Ferro Capital the information described in subsection 2 below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership in the Securities.

2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

     a) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

     b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     c)   the price at which the transaction was effected; and

     d) the name of the broker, dealer or bank with or through which the transaction was effected.


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3.   Any such report may contain a statement that making such report should not be construed as an admission that an Access Person has any direct or indirect Beneficial Ownership in the Security to which the report relates.

4. Copies of bank statements or broker's advice containing the information specified in subsection 2 above may be attached to the report instead of listing the transactions.


VI.  EXCEPTIONS TO REPORTING REQUIREMENTS AND PROHIBITED SALES AND PURCHASES

1. Notwithstanding any other provision of this Code, an Access Person need not make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence (note that this does not modify the definition of Access Person).

2. The reporting provisions and prohibitions on sales and purchases contained in this Code also shall not apply to:

     a) Purchases or sales of Securities which are non-volitional on the part of either the Access Person or the relevant Client (e.g., receipt of gifts);

     b) Purchases of Securities which are part of an automatic dividend reinvestment plan; or

     c) Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and the sales of such rights so acquired.


VII. CONFIDENTIALITY

All reports of Securities transactions and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.


VIII. EXCEPTIONS

Exceptions to the requirements contained in this Code will be permitted only in unusual circumstances. Any exception must be documented and approved by the Code Committee.


IX.  ANNUAL CERTIFICATION AND ACKNOWLEDGEMENT

Upon commencement of employment, and thereafter annually within 30 days after the start of each calendar year, each FC Employee shall certify or re-certify (as applicable), in writing, his or her receipt and familiarity with this Code of Ethics. This includes reporting all brokerage accounts and the nature of the FC Employee's relationships with any public companies of which the employee is an officer, a director or a 10% shareholder, and completing a certification regarding insider information.


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EXHIBIT A
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Definitions

"Access Person" means any director, officer, managing member, or Advisory Person of Ferro Capital who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of Securities for any Client or whose functions or duties in the ordinary course of business relate to the making of recommendations with respect to such purchases and sales.

"Advisory Person" means any employee of Ferro Capital who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or any natural person in a Control relationship to Ferro Capital who obtains information concerning recommendations made to such company with regard to the purchase or sale of a Security.

A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all Securities which an FC Employee has or acquires.

"Client" means any person or entity (including but not limited to RICs) to which Ferro Capital provides investment advisory services.

 "Code Committee" shall be comprised of the Chief Executive Officer of Ferro Capital and one or more other persons designated by the Chief Executive Officer. The Code Committee shall meet periodically to review matters related to the Code, including modifications, exceptions, violations and sanctions.

"Control" means the power to exercise a controlling influence over the management or policies of any Client, unless such power is solely the result of an official position with such Client as further defined in Section 2(a)(9) of the 1940 Act.

"Securities" or "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States (including Government agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act ("Government Securities"), bankers acceptances, bank certificates of deposit and commercial paper. Securities also shall include futures, options and other derivatives, as well as exchange-traded funds and interests in private collective investment vehicles.


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